UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2014

Power Solutions International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35944	33-0963637
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

201 Mittel Drive, Wood Dale, Illinois 60191

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (630) 350-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Amended Credit Agreement

On September 30, 2014, Power Solutions International, Inc. amended its credit agreement with Wells Fargo Bank, National Association, as amended and restated (the “Amended Credit Agreement”) which enables the company to borrow under a revolving line of credit which is secured by substantially all of the company’s personal property. The Amended Credit Agreement amends the Company’s Credit Agreement with Wells Fargo Bank, National Association, as amended and restated on April 1, 2014 (the “Credit Agreement”). The Amended Credit Agreement provides (a) an increase from the maximum of $90.0 million to a maximum of $100.0 million revolving line of credit to the company and (b) a decrease in the aggregate amount of the Increases to the Revolver Commitment (as defined in the Credit Agreement) from $25,000,000 to $15,000,000. Except as stated herein, all other terms and conditions of the Amended Credit Agreement are otherwise provided in the Credit Agreement.

The Amended Credit Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference. The foregoing summary of the Amended Credit Agreement is qualified in its entirety by the complete text of the Amendment Credit Agreement filed herewith.

Facility Lease

Power Solutions International, Inc. (the “Company”) and Hamilton Lakes Commerce Center #4 Limited Partnership (the “Landlord”) entered into a Lease Agreement (the “Lease Agreement”) effective October 1, 2014 for certain real property, buildings and improvements situated at 1465-1499 Hamilton Parkway, Itasca, Illinois 60143 (the “Leased Property”). The Leased Property includes, among other things, approximately 197,269 square feet of industrial warehouse and office space as well as parking areas and truck loading. The term of the Lease Agreement commences on October 1, 2014 and expires on July 31, 2023, and the Company has the option to extend the lease term for one additional five-year period. The Lease Agreement includes customary provisions, including with respect to maintenance and insurance. Base rent under the Lease Agreement is $73,938.38 per month with annual increases thereafter based on the percentage increase in the Consumer Price Index (as described in the Lease Agreement) for such year, up to a maximum of 3% per year.

The foregoing summary description of the Lease Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the terms and conditions of the Lease Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	First Amendment to Amended and Restated Credit Agreement, dated as of April 1, 2014, and amended as of September 30, 2014 by and among Wells Fargo Bank, N.A. as agent for itself and other lenders party thereto, each of the lenders party thereto, Power Solutions International, Inc., The W Group, Inc., Power Solutions, Inc., Power Great Lakes, Inc., Auto Manufacturing, Inc., Torque Power Source Parts, Inc., Power Properties, L.L.C., Power Production, Inc., Power Global Solutions, Inc., PSI International, LLC, XISync LLC and Professional Power Products, Inc., and related documents.

10.2	Lease Agreement, dated as of October 1, 2014, by and between Power Solutions International, Inc. and Hamilton Lakes Commerce Center #4 Limited Partnership.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWER SOLUTIONS INTERNATIONAL, INC.

By:	/s/ Daniel P. Gorey
Daniel P. Gorey
Chief Financial Officer

Dated: October 1, 2014

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